Exhibit 99.1


          iPayment Reports Second Quarter Financial Results


    NASHVILLE, Tenn.--(BUSINESS WIRE)--xx--iPayment, Inc. (NASDAQ:
IPMT) today announced financial results for the second quarter and six months ended June 30, 2005. Revenues increased 102.7% to $181,138,000 for the quarter from $89,384,000 for the second quarter of 2004. Net income rose 36.1% to $7,729,000 for the second quarter of 2005 from $5,677,000 for the second quarter last year, while earnings per diluted share increased 34.4% to $0.43 from $0.32 for the second quarter of 2004. Results for the second quarter of 2005 include pre-tax expenses of $496,000 related to the previously announced work of the Special Committee of the Board of Directors to explore strategic alternatives. The Company's results for the second quarter of 2005 were in-line with management's expectations.
    The Company's revenue growth for the quarter reflected an increase in charge volume to $6.6 billion from $3.2 billion for the second quarter last year. At the end of the second quarter of 2005, iPayment, Inc. and its wholly-owned subsidiaries had 340 employees.
    The Company has made the determination that during the pendency of the Special Committee process it will not provide financial guidance or hold a conference call to discuss its second quarter results.

    This press release contains forward-looking statements about iPayment, Inc. within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For example, statements in the future tense, words such as "anticipates," "estimates," "expects," "intends," "plans," "believes," and words and terms of similar substance used in connection with any discussion of future results, performance or achievements identify such forward-looking statements. Those forward-looking statements involve risks and uncertainties and are not guarantees of future results, performance or achievements, and actual results, performance or achievements could differ materially from the Company's current expectations as a result of numerous factors, including but not limited to the following: acquisitions; liability for merchant chargebacks; restrictive covenants governing the Company's indebtedness; actions taken by its bank sponsors; migration of merchant portfolios to new bank sponsors; the Company's reliance on card payment processors and on independent sales organizations; changes in interchange fees; risks associated with the unauthorized disclosure of data; imposition of taxes on Internet transactions; actions by the Company's competitors; and risks related to the integration of companies and merchant portfolios the Company has acquired or may acquire. These and other risks are more fully disclosed in the Company's filings with the U.S. Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K for 2005. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

    iPayment, Inc. is a provider of credit and debit card-based payment processing services to over 135,000 small merchants across the United States. iPayment's payment processing services enable merchants to process both traditional card-present, or "swipe," transactions, as well as card-not-present transactions, including transactions over the internet or by mail, fax or telephone.


                            iPayment, Inc.
                         Financial Highlights
                 (in thousands, except per share data)

Consolidated Income
 Statements              Three months ended        Six months ended
                               June 30,                June 30,
                       ----------------------- -----------------------
                           2005        2004        2005        2004
                       ----------- ----------- ----------- -----------
                       (Unaudited) (Unaudited) (Unaudited) (Unaudited)
Revenues               $  181,138  $   89,384  $  344,501  $  169,353

Interchange               106,031      43,513     203,452      80,828
Other costs of
 services                  55,091      33,683     103,866      65,385
Selling, general and
 administrative             4,676       2,796       8,200       5,682
                       ----------- ----------- ----------- -----------
  Total operating
   expenses               165,798      79,992     315,518     151,895
                       ----------- ----------- ----------- -----------
Income from operations     15,340       9,392      28,983      17,458
Other expense (income)
  Interest expense          2,281         649       4,578       1,359
  Other expense
   (income)                   496           -         577        (339)
                       ----------- ----------- ----------- -----------
Income before income
 taxes                     12,563       8,743      23,828      16,438
Income tax provision        4,900       3,066       9,293       5,759
Minority interest              66           -          66           -
                       ----------- ----------- ----------- -----------
Net income             $    7,729  $    5,677  $   14,601  $   10,679
                       =========== =========== =========== ===========

Earnings per share
  Basic                $     0.46  $     0.34  $     0.87  $     0.65
  Diluted              $     0.43  $     0.32  $     0.81  $     0.60
Weighted average
 shares outstanding
  Basic                    16,783      16,527      16,752      16,493
  Diluted                  18,214      18,113      18,247      18,083



Percentages of
 Revenues
  Interchange                58.5%       48.7%       59.1%       47.7%
  Other costs of
   services                  30.4%       37.7%       30.1%       38.6%
  Selling, general and
   administrative             2.6%        3.1%        2.4%        3.4%
  Income from
   operations                 8.5%       10.5%        8.4%       10.3%


Effective tax rate           39.0%       35.1%       39.0%       35.0%



                            iPayment, Inc.
                      Consolidated Balance Sheets
                            (in thousands)

                                                   June      December
Assets                                           30, 2005    31, 2004
                                               ----------- -----------
                                               (Unaudited)
Current assets:
Cash and cash equivalents                      $    2,349  $      888
Accounts receivable, net                           20,430      17,031
Prepaid expenses and other                          9,453       6,765
                                               ----------- -----------
Total current assets                               32,232      24,684

Restricted cash                                     2,478       3,248
Property and equipment, net                         2,957       2,749
Intangible assets, net                            207,385     219,331
Goodwill, net                                     102,966      79,360
Other assets                                       10,063       6,876
                                               ----------- -----------
Total assets                                   $  358,081  $  336,248
                                               =========== ===========

Liabilities and stockholders' equity

Current liabilities:
Accounts payable                               $    8,151  $    2,418
Accrued liabilities and other                      23,128      11,377
                                               ----------- -----------
Total current liabilities                          31,279      13,795

Long-term debt                                    152,527     168,437
                                               ----------- -----------
Total liabilities                                 183,806     182,232
                                               ----------- -----------

Minority interest in equity of subsidiary           1,330           -

Stockholders' equity:
Common stock                                      134,836     130,507
Retained earnings                                  38,109      23,509
                                               ----------- -----------
Total stockholders' equity                        172,945     154,016
                                               ----------- -----------
Total liabilities and stockholders' equity     $  358,081  $  336,248
                                               =========== ===========



                            iPayment, Inc.
                 Consolidated Statements of Cash Flows
                            (in thousands)

                                                   Six months ended
                                                       June 30,
                                               -----------------------
                                                   2005        2004
                                               ----------- -----------
Cash flows from operating activities:          (Unaudited) (Unaudited)
  Net income                                   $   14,601  $   10,679
  Adjustments to reconcile net income to net
   cash provided by operating activities:
  Depreciation and amortization                    20,272       9,576
  Noncash interest expense                            495         321
  Changes in assets and liabilities:
    Accounts receivable                            (3,399)     (1,064)
    Prepaid expenses and other current assets      (2,668)     (2,389)
    Other assets                                   (4,368)       (181)
    Accounts payable                                5,718       1,931
    Accrued liabilities and other                   3,632       2,461
                                               ----------- -----------
  Net cash provided by operating activities        34,283      21,334
                                               ----------- -----------

Cash flows from investing activities:
  Changes in restricted cash                          770       7,797
  Expenditures for property and equipment            (810)       (149)
  Acquisitions of businesses, portfolios and
   other intangibles                              (18,712)     (3,760)
                                               ----------- -----------
  Net cash (used in) provided by investing
   activities                                     (18,752)      3,888
                                               ----------- -----------

Cash flows from financing activities:
  Net repayments on line of credit                (16,000)    (21,500)
  Repayments of debt and capital lease
   obligations                                          -      (4,515)
  Proceeds from issuance of common stock            1,930         937
                                               ----------- -----------
  Net cash provided by (used in) financing
   activities                                     (14,070)    (25,078)
                                               ----------- -----------

Net increase (decrease) in cash                     1,461         144
Cash and cash equivalents at beginning of
 period                                               888         733
                                               ----------- -----------

Cash and cash equivalents at end of period     $    2,349  $      877
                                               =========== ===========


    CONTACT: iPayment, Inc.
             Clay Whitson, 615-665-1858, Ext. 115